PLEDGE AND SECURITY AGREEMENT


                  THIS PLEDGE AND SECURITY AGREEMENT is made and entered into this 26th day of January, 2001 by and between Larson Holdings, Inc., a Utah corporation ("Pledgor") and Headwaters Incorporated, a Delaware corporation ("Secured Party").

                                    RECITALS

                  Pledgor has guaranteed a Promissory Note (the "Note") of even date from Gerald M. Larson, as maker, to Secured Party in the original principal amount of $1,750,000.00. Pledgor has agreed to grant Secured Party a security interest in certain collateral described below to secure its guaranty of the Note.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                  1.       Pledge of Securities.

                           (a)      Pledgor hereby pledges, assigns and delivers
to Secured Party and grants to Secured Party a security interest in 50,000 common shares of Larson Limestone Company Incorporated (the "Corporation"), together with all proceeds and substitutions of any thereof, all cash, stock and other monies and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and non-cash proceeds of the foregoing (all hereinafter called the "Pledged Collateral"), as security for the prompt repayment of the Note (collectively, the "Secured Indebtedness"). The term Pledged Collateral shall also include any securities, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, on account of, or in exchange or substitution for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

                           (b)      Contemporaneously with the execution of this
Agreement, the certificate or certificates for the securities included in the Pledged Collateral, duly endorsed in blank by Pledgor with signature guaranteed or accompanied by an instrument of assignment duly executed in blank by Pledgor with signature guarantee, have been delivered to Secured Party. Secured Party may hold such certificate(s) for disposition pursuant to this Agreement without transfer into its name or it may at any time cause such certificate(s) to be transferred into its own name with or without notation of Pledgor's beneficial interest therein.

                           (c)      Pledgor warrants and represents to Secured
Party that the Pledged Collateral represents 100% of the issued and outstanding capital stock of the Corporation.

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                  2. Covenants. Pledgor hereby covenants that, until all of the
Secured Indebtedness has been satisfied in full, he will not sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge or encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral other than that created hereby.

                  3. Voting Prior to Default. Unless an Event of Default hereunder shall have occurred and be continuing, Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement, or which would constitute or create any violation of any of such terms.

                  4. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder:

                           (a)      The occurrence of an event of default under
the Note; or

                           (b)      Failure by Pledgor to observe or perform any
of the provisions of this Agreement and such failure shall continue unremedied for a period of 30 days after the Secured Party shall give notice to Pledgor of such failure.

                  5.       Secured Party' Remedies Upon Default.

                           (a)      Upon the occurrence of an Event of Default,
Secured Party shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of Utah (the "U.C.C.") as he, in his sole judgment, shall deem necessary or appropriate, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all of which are to the extent permitted by law, hereby expressly waived by Pledgor), including the right to sell all or any part of the Pledged Collateral at one or more public or private sales at any exchange, through any interdealer quotation system; and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Secured Party may grant options, provided that any such terms or options shall, in the best judgment of Secured Party, be extended only in order to obtain the best possible price. Secured Party need not give more than five days notice of the time and place of any public sale or of the time after which a private sale or other disposition of the Pledged Collateral may take place, which notice Pledgor hereby deems reasonable.

                           (b)      Pledgor recognizes that Secured Party may be
unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), so that Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Secured Party has no obligation to delay the sale of any of the Pledged Collateral for the period necessary to register such securities for sale under the Act. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a

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commercially reasonable manner. On any sale of the Pledged Collateral, Secured
Party is hereby authorized to comply with any limitation or restriction, compliance with which is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any applicable governmental authority.

                           (c)      After the sale of any of the Pledged
Collateral, Secured Party may deduct all reasonable legal and other expenses and attorney's fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing his rights with respect to the Note and shall apply the residue of the proceeds to, or hold it as a reserve against, the amount owing under the Note in such manner as Secured Party in his sole discretion shall determine, and shall pay the balance, if any, to Pledgor in proportion to his respective interests in the Pledged Collateral. To facilitate the exercise of Secured Party's remedies following an Event of Default, Pledgor hereby appoints Secured Party as his attorney-in-fact to collect and receive all payments in respect of the Pledged Collateral, and to endorse the name of Pledgor thereto for such purpose, and to apply such receipts to the amount owed under the Note and to execute on behalf of Pledgor all financing statements and other documents necessary to perfect and maintain Secured Party's security interest in the Pledged Collateral. The remedies provided herein in favor of Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other legal and equitable remedies which Secured Party may have, and no delay on the part of Secured Party in exercising any of his powers or rights, or any partial or single exercise thereof, shall constitute a waiver thereof.

                  6. Release of Pledged Collateral. When the Note has been paid in full, Secured Party will return to Pledgor the Pledged Collateral.

                  7. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered, telegraphed or mailed by certified or registered mail:

         To Secured Party:

                  Headwaters, Incorporated
                  11778 S. Election Drive, Suite 210
                  Salt Lake City, UT 84020

         To Pledgor:

                  Larson Holdings, Inc.
                  3398 N. Frontage Road
                  Lehi, UT 84043

                  8.       Miscellaneous.

                           (a)      Other than the exercise of reasonable care
to assure the safe physical custody of the Pledged Collateral while held by Secured Party hereunder, Secured Party shall have no duty or liability, including without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to Pledgor.

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

                           (b)      Pledgor, at his expense, will execute,
acknowledge and deliver all such instruments in form satisfactory to Secured Party and take all such action as Secured Party from time to time may reasonably require in order further to effectuate the purposes of this Agreement and to carry out the terms hereof.

                           (c)      This Agreement shall inure to the benefit of
and shall be binding upon the heirs, personal representatives and successors of the parties hereto.

                           (d)      This Agreement and the rights and
obligations hereunder shall be construed in accordance with and governed by the laws of the State of Utah without regard to principles of conflicts of law.

                           (e)      The paragraph headings used herein are for
convenience only and do not affect or modify the terms and conditions hereof.

                           (f)      If any provision hereof is found by a court
of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or enforceable, nor invalidate the other provisions hereof.

                           (g)      This Agreement, together with the Note
Restructure Agreement, Restructured Note, Larson Holdings, Inc.'s Guaranty, and Gerald Larson's Stock Pledge and Security Agreement (together, the "Transaction Documents") contain all covenants, terms, provisions, and agreements between the parties hereto or thereto relating to the subject matter of the Transaction Documents. No prior agreement with respect to the same shall be of any force or effect, and no covenant, term, provision, or agreement of any Transaction Document may be modified except in a writing executed by all parties to the Transaction Documents.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                         LARSON HOLDINGS,  INC.


                                         By:  /s/ Gerald M. Larson
                                             -----------------------------------
                                             Gerald M. Larson, President



                                         HEADWATERS INCORPORATED


                                         By: /s/ Steven G. Stewart
                                            ------------------------------------

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